UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): September 20, 2005


                                SENTO CORPORATION
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             (Exact name of registrant as specified in its charter)

             Utah                         000-06425              87-0284979
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(State or other jurisdiction of          (Commission          (I.R.S. Employer
 incorporation or organization)          File Number)        Identification No.)

              420 East South Temple, Suite 400
                    Salt Lake City, Utah                           84111
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          (Address of principal executive offices)              (Zip Code)

                                 (801) 431-9202
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              (Registrant's telephone number, including area code)

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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              ITEM 1.01--ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
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         On September 20, 2005, Sento Corporation entered into a five-year lease agreement with Centurion SW, LLC, an unrelated third party, commencing November 1, 2005, for approximately 15,000 square feet in the Compass Bank Plaza at 505 Marquette Avenue, N.W., Albuquerque, New Mexico. Under the terms of the lease, Sento will pay a base rent of approximately $18,000 a month, which increases gradually to approximately $20,000 per month by the end of the five-year term, plus any incremental increase in operating expenses. Sento has two options to extend the lease for an additional five years, plus any incremental increase in operating expenses. The lease also provides Sento the right to obtain additional space in the building under the same terms and conditions on a prorated basis for the remainder of the lease term.



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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     SENTO CORPORATION


Date: September 26, 2005                             By  /s/ Anthony Sansone
                                                        ------------------------
                                                         Anthony Sansone,
                                                         Chief Financial Officer

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